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                        CONSENT OF GOLDMAN, SACHS & CO.




January 5, 1996


Board of Directors
Meridian Bancorp, Inc.
35 North Sixth Street
Reading, Pennsylvania 19601

          Re:  Joint Proxy Statement of CoreStates Financial Corp
               and Meridian Bancorp, Inc. and Registration
               Statement on Form S-4 of CoreStates Financial Corp
               --------------------------------------------------

Gentlemen and Mesdames:

We hereby consent to the use of our opinion letter dated January 5, 1996 to the Board of Directors of Meridian Bancorp, Inc. as Annex V to the Joint Proxy Statement referred to above included in the above mentioned Registration Statement and to the references therein to our opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Goldman, Sachs & Co.
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GOLDMAN, SACHS & CO.